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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF MISSION RESOURCES CORPORATION
                                 AS OF 12/31/03



                                            State of Incorporation of
                                                   Organization
                                            -------------------------
Black Hawk Oil Company                                Delaware
Mission E&P Limited Partnership                        Texas
Mission Holdings LLC                                  Delaware
Pan American Energy Finance Corp                      Delaware